INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-16903 and No. 333-56585 of New Horizons Worldwide, Inc. on Form S-8 of our report dated March 11, 2003 (our report on the consolidated financial statements expresses an unqualified opinion and explanatory paragraph referring to a change in method of accounting for goodwill and other intangible assets in 2002), appearing in this Annual Report on Form 10-K of New Horizons Worldwide, Inc. for the fiscal year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 12, 2004